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                                                                      EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
OSI Pharmaceuticals, Inc.:

We consent to incorporation by reference in the registration statements on Forms S-3 (No. 333-57784, No. 333-49062, No. 333-47060, No. 333-31474, No. 333-12593,
and No. 333-2451) and on Forms S-8 (No. 333-65072, No. 333-42274, No. 333-39509,
No. 333-06861, No. 33-64713, No. 33-60182, No. 33-38443, and No. 33-8980) of OSI
Pharmaceuticals, Inc. of our report dated December 7, 2001, with respect to the consolidated balance sheets of OSI Pharmaceuticals, Inc. and subsidiaries as of September 30, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 2001, which report appears in the September 30, 2001 annual report on Form 10-K of OSI Pharmaceuticals, Inc.

Our report refers to a change in the method of revenue recognition for certain upfront, non-refundable fees in 2001.

                                                      /s/ KPMG LLP

Melville, New York
December 12, 2001